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                           WILSON SONSINI GOODRICH & ROSATI
                              PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304-1050
                       TELEPHONE 415-493-9300   FACSIMILE 415-493-6811

                                                               JOHN ARNOT WILSON
                                                                   RETIRED


                                                                 EXHIBIT 5.1
                                   July 31, 1996

Biopsys Medical, Inc.
3 Morgan
Irvine, CA  92718

          Re:   Registration Statement on Form S-8
                ----------------------------------

Ladies and Gentlemen:

           We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 31, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of the 1993 Stock Plan (as to 1,901,500 shares), of the 1996 Employee Stock Purchase Plan (as to 150,000 shares) and the 1996 Director Option Plan (as to 150,000 shares) (collectively, the "Plans"). As legal counsel for Biopsys Medical, Inc., we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

           It is our opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreement that accompanies each grant under the Plans, will be legally and validly issued, fully-paid and non-assessable.

           We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very truly yours,

                                       WILSON, SONSINI, GOODRICH & ROSATI
                                       Professional Corporation